SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X ] Definitive Information Statement

COLLEGE PARTNERSHIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction: . . . .

(5) Total fee paid:

[ ] Fee paid previously by written preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: . . . . . . . . . . . . . . . . . .

(2) Form, Schedule or Registration Statement No.:. . . . . .

(3) Filing Party:. . . . . . . . . . . . . . . . . . . . . . . .

(4) Date Filed:. . . . . . . . . . . . . . . . . . . . . . . . .

COLLEGE PARTNERSHIP INC.
333 S. Allison Parkway, Suite 100
Lakewood, Colorado 80226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 15, 2005

 TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of College Partnership, Inc. will be held at 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226, on March 15, 2005 at 9:30 a.m. (Mountain Time) for the following purposes:

1.	To elect directors.

2.	To consider and vote upon a proposal to amend our articles of incorporation to change our authorized common shares to 75,000,000 Common Shares

3.	To consider and vote upon a proposal to amend our articles of incorporation to change our authorized preferred shares to 25,000,000 Preferred Shares.

4.	To consider and vote upon a proposal to amend our by-laws

5.	Amendment to the 2002 Incentive Plan to Increase the Authorized Shares To 5,000,000

6.	To ratify the selection of our auditors

The Board of Directors has fixed the close of business on February 24, 2005 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 333 S. Allison Parkway, Lakewood, Colorado during the ten days prior to the meeting.

By order of the Board of Directors

/s/ JOHN J. GRACE, Chairman

Lakewood, Colorado
February 8, 2005

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The Company has obtained affirmative voting of 17,168,632 shares of capital stock, representing approximately 53.6% of the total outstanding capital stock entitled to vote on shareholder matters, and intends to vote to approve the proposals described in this Information Statement. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Annual Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 333 South Allison Parkway, Suite 100, Lakewood, CO 80226.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our bylaws and the Nevada General Corporation Law, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the actions described herein. Each share of common stock is entitled to one vote. Our Certificate of Incorporation does not authorize cumulative voting. As of the Record Date, we had 32,007,061 voting shares of common stock issued and outstanding of which 16,003,531 shares are required to pass any stockholder resolutions. The consenting stockholders, who are six stockholders of College Partnership, are the record and beneficial owners of 17,168,632 shares, representing 53.6% of the issued and outstanding shares of common stock. The consenting stockholders voted in favor of the actions described herein in a written consent dated Feburary 9, 2005. The consenting stockholders' names and beneficial holdings are as follows:

Title of Class Name and Address Shares Beneficially Owned Percent of Class
Common Kingsley Capital, Inc. 7,768,716 24.3% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Dr. Janice A. Jones 2,869,139 9.00% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common John J. Grace 2,910,821 9.09% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common William H. Waldrop 2,651,000 7.5% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Mark S. Eagle 743,231 2.3% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common J. Wade Mezey, Esq., LL.M 225,725 0.7% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common All Consenting Voters 17,168,632 53.6%

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, AND OF EXECUTIVE OFFICERS

The following table sets forth information as of February 4, 2005 regarding the share ownership of each person who is known to the Corporation to have been a beneficial owner of more than five percent of the Common Stock of the Corporation, of each nominee for election to the Board of Directors of the Corporation, and of all directors and executive officers as a group:

Title of Class Name and Address Shares Beneficially Owned Percent of Class
Common Dr. Janice A. Jones 12,137,855(1)(2)(3) 37.9% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common John J. Grace 2,910,821(2)(3) 9.09% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common William H. Waldrop 2,651,000(4) 7.50% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Mark S. Eagle 823,231(5) 1.40% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common J. Wade Mezey, Esq., LL.M 225,725(6) * 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Rick N. Netwon 428,000(7) 1.4% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Vernon Alden 35,174(8) * 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Rich Murray 70,000 * 333 S. Allison Parkway, Ste 100 Lakewood, CO 80226
Common All Directors and Officers as a Group 19,278,806(1)(2)(3)(4)(5)(6)(7)(8) 60.2%
* Less than 1%
(1)
Includes 7,768,716 shares owned by Kingsly Capital, Inc. and 1,500,000 shares owned by J View II Limited Partnership. Dr. Jones is an officer, director and the principal shareholder of each of the aforesaid companies and controls the disposition of these shares.

(2)	Includes 375,000 shares of our common stock subject to an option exercisable within 60 days from the date of this report.
(3)	Dr. Jones and Mr. Grace are husband and wife. Each disclaims beneficial ownership of the other's stockholdings in our company.
(4)	Includes 1,780,000 shares of Preferred Stock that is convertible into Common Shares at a ratio of 1 to 1.
(5)	Includes 80,000 shares of our common stock subject to an option exercisable within 60 days from the date of this report.
(6)	Includes 220,000 shares of Preferred Stock that is convertible into Common Shares at a ratio of 1 to 1.
(7)	Includes 110,000 shares of our common stock subject to an option exercisable within 60 days from the date of this report.
(8)	Includes 10,000 shares of our common stock subject to an option exercisable within 60 days from the date of this report.

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Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during 2004 all filing requirements applicable to its officers, directors, and greater than ten-percent shareholders were complied with.

Executive Officers Compensation

Information is set forth below regarding executive officers, including the name and age of each executive officer, his or her principal occupation and business experience during the last five years and the date each first became an executive officer and compensation for the past two years.

EXECUTIVE COMPENSATION
		Summary Compensation Table
Annual Compensation				Long Term Compensation	All Other
				Award Securities Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	($)
Edward Doody, President (since April 2004)	2004	$60,000 (1)	$0	300,000 (1)	$0
John J. Grace - Chairman	2004	$149,385	$0	0	$0
of the Board, Director (Exev. Vice-President and CFO - 2000-2004)	2003	$130,654(2)	$0	750,000	$0
Janice A. Jones, Executive Vice President and	2004	$142,968	$0	0	$0
Corporate Secretary, Director	2003	$114730(2)	$0	750,000	$0
Mark S. Eagle, Chief	2004	$134,507	$0	0	$0
Operations (Exec. VP July 2001 - April 2003)	2003	$108,846	$45,833	0	$0
John Schoonbrood - Chief Financial Officer	2004	$30,523(3)	$0	300,000	$0
William H. Waldrop - Executive Vice President, Director	2004	$5,769(4)	$0	400,000	$0
J. Wade Mezey - General Counsel/Chief Legal Officer	2004	$4,615(5)	$0	250,000	$0

(1)  Mr. Edward Doody is engaged as an interim executive through a working agreement with a consulting services firm. The amount shown as salary is the fee paid to the consulting services firm for Mr. Doody’s services. 300,000 Warrants have been issued in connection with the working agreement to the consulting services firm, which vest monthly over a 12 month period. The warrants have been expensed according to FAS 123 and EITF 96-18. Total fiscal 2004 expense for the vested warrants amounted to $21,593.
(2) Includes fees paid for serving on the board od directors.
(3) was hired September 6, 2004 at an annual compensation rate of $144,000
(4) was hired December 15, 2004 at an annual compensation rate of $150,000
(5) was hired December 15, 2004 at an annual compensation rate of $120,000

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Option Grants Table

The following table provides information relating to the grant of stock options to the named executive officers during the 2004 fiscal year.

OPTION GRANTS IN 2004 FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(2)		% of Total Options Granted to Employees In FiscalYear	Fair MarketValue on Date of Grant ($/Sh)	Exercise or Base Price ($/Sh)	Expiration Date
Mr. Edward Doody	0	(1)	--	--	--	--
Mr. John J. Grace	0	(2)	--	--	$ 0.50	--(3)
Dr. Janice A. Jones	0	(2)	--	--	$ 0.50	--(3)
Mr. Mark Eagle	200,000		--	--	$ 0.50	--(3)

(1)
Mr. Edward Doody is not an employee. He is engaged as an interim executive through a working agreement with a consulting services firm. 300,000 Warrants have been issued in connection with the working agreement to the consulting services firm, which vest monthly over a 12 month period. The warrants have been expensed according to FAS 123 and EITF 96-18. Total fiscal 2004 expense for the vested warrants amounted to $21,593.

(2)	295,455 Non qualified stock options were exchanged for 295,455 qualified stock options under our 2002 plan by both Mr. Grace and Dr. Jones. Vesting schedule and exercise price remained the same.

(3)	The options have an expiration date 5 years after vesting. The grant vests in 5 equal annual installments with the first cliff vesting oneyear from the initial grant.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table provides information relating to the exercise of stock options during the 2004 fiscal year for each of the named executive officers and the 2004 fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Number of Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Shares Acquired Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/Unexercisable
Mr. Edward Doody (2)	0	N/A	N/A	$0 / 0
Mr. John J. Grace	0	N/A	375,000 / 375,000	$0 / 0
Dr. Janice Jones	0	N/A	375,000 / 375,000	$0 / 0
Mark Eagle	0	N/A	80,000 / 320,000	$0 / 0

(1)
The market value of underlying shares of common stock is equal to the fair market value at July 31, 2004, $0.23 per share, less the option exercise price, multiplied by the number of shares of common stock in the money. No options were in-the-money as of July 31, 2004.

(2)
Mr. Edward Doody is engaged as an interim executive through a working agreement with a consulting services firm. 300,000 Warrants have been issued in connection with the working agreement to the consulting services firm, which vest monthly over a 12 month period. Expiration date is March 1, 2009. The warrants have been expensed according to FAS 123 and EITF 96-18. Total fiscal 2004 expense for the vested warrants amounted to $21,593.

CODE OF CONDUCT AND CODE OF ETHICS

The Company has adopted a Code of Conduct and Code of Ethics (the “Code”) that applies to all of its Team Members, including the Company’s Officers. The Code is viewable on our website, www.collegepartnership.com. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the Code with respect to the Company’s Officers, and persons performing similar functions, by posting such information on its Internet site.

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ACTION 1. ELECTION OF DIRECTORS

Our bylaws provide that the number of directors on our board of directors shall not be less than two. The Board of Directors has currently set the total number of directors at six.  The Board and the consenting stockholders unanimously adopted and approved Mr. John J. Grace, Dr. Janice A. Jones, Dr. Vernon R. Alden, Mr. Rick N. Newton, Mr. Richard Murray and Mr. William H. Waldrop for election as directors to serve for a term expiring at our next annual meeting of stockholders and until their successors are elected and qualified. Each of the director nominees are presently serving as our directors. Each of the nominees has consented to be a nominee and to serve as a director if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors or become unavailable for any reason.  Information is set forth below regarding the nominees, including the name and age of each director nominee, his or her principal occupation and business experience during the past five years, and the commencement of his or her term as a director.  There are no family relationships between any of our directors or executive officers except that Janice A. Jones and John J. Grace are married to each other.

Name	Principal Occupation or Employment During the Past Five Years	Director Since
Dr. Vernon R. Alden (80)

Director since November 2002. Dr. Alden previously served as President (79) of Ohio University and Associate Dean of the Harvard Business School. In addition, Dr. Alden helped establish Japan's first graduate school of business administration at Keio University. During his career, Dr. Alden served on the boards of Colgate-Palmolive Company, Digital Equipment Corporation, The McGraw-Hill Companies, The Mead Corporation, and the Boston Safe Deposit and Trust Company. He continues to serve as a director of Sonesta International Hotels and as an independent general partner of three Merrill Lynch-Lee Acquisition Funds. Dr. Alden was also appointed by President Lyndon Johnson as Chairman of the Task Force Committee focused on planning the U.S. Job Corps. Dr. Alden received a B.A. from Ohio University and an M.B.A. from Harvard Business School.
		2002
John J. Grace (61)

Co-founder and Chairman of the Board.  He was the Chief Financial Officer from September 2000 to January 2002 and from February 2003 to 2004, and was Executive Vice-President from 2000 - 2004, and a member of our Board of Advisors since 1997 and a director since April 2003.  Prior to 1993, Mr. Grace was a Senior Fellow and trustee at a think tank from 1995-1996 and was its Executive Director in 1996. Prior to such time, Mr. Grace was a Managing Partner at Coopers & Lybrand (now Price Waterhouse Coopers) where he spent 28 years in various senior positions. Mr. Grace holds a B.S. in accounting from the University of Scranton and is a Certified Public Accountant.
		2003
Dr. Janice A. Jones (56)	Co-founder and Executive Vice President-Corporate Development since March 2000, a director since 1997 and our Corporate Secretary since 1998. Dr. Jones also founded and has been a director of Kingsley Capital, Inc. since its inception in 1984 and has been its Chief Executive Officer since 1990. Dr. Jones holds a Ph.D. and a Masters degree in Social Sciences from Yeshiva University, and a B.A., from Hunter College. She received the Hunter College Hall of Fame Award in 1986.	1997
Rick N. Newton (51)	Director since April 1999 and Chairman of the Board from April 1999 to December 2000. From November 1996 to March 1999, Mr. Newton was Director of Corporate Finance Services at American Express Co., Denver, Colorado. From April 1990 to 1999 October 1996, he was CEO of Systems Science Institute. Mr. Newton received a B.S. in Engineering from the University of Colorado.	1999
Richard B. Murray (52)	Director since August 2004 and expert member of the audit committee. Prior to August 2004, Mr. Murray has worked with us in an advisory capacity on a variety of matters both operational and financial since March of 2004. Mr. Murray was the Vice President of Finance and Administration of the Allard Nazarian Group from 1995 to 1998 and prior to that as a Managing Partner at Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Murray holds a B.S. in accounting from Bentley College and is a Certified Public Accountant.	2004
William H. Waldrop (36)

Mr. Waldrop joined College Partnership by means of the acquisition of Vision Direct Marketing, Inc. in which Mr. Waldrop will continue to perform the role of CEO and President.  At Vision Direct Marketing he deployed a 40 person call center that generated $5 million in revenues. In addition to the marketing experience he possesses, Mr. Waldrop has over 12 years of experience in the Telecommunications industry where he has held several key management positions. As Vice President of Operations for Leading Edge Broadband Services, he built a telecommunications network managing call traffic between the United States and the Philippines. Mr. Waldrop received a B.S. from California State University of Long Beach and an M.B.A. from the University of Southern California.
		2004

The address of each nominee is c/o College Partnership, Inc., 333. S. Allison Parkway, Suite 100, Lakewood, CO 80226.

Board of Directors and Committee Meetings

The Board of Directors held five meetings during fiscal 2004. During fiscal 2004, no director attended fewer than 75% of the aggregate number of the total number of meetings of the Board of Directors.

The Board of Directors has standing audit and compensation committees. The Board of Directors does not presently have a separate nominating committee, the function of which is performed by the Board of Directors as a whole. The Board of Directors will consider nominees recommended by stockholders. Recommendations for our annual meeting of stockholders to be held in 2006 must be submitted in writing to our Secretary at 333 South Allison Parkway, Suite 100, Denver, Colorado 80226. Such recommendations must include the name, address and principal business occupation of the candidate for the last five years and must be received by the Secretary before September 1, 2005.

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Compensation Committee. The current members of the compensation committee are Messrs. Rick N. Newton, Chairman and Richard B. Murray. The compensation committee performs the following duties: (1) considers and makes recommendations to the Board of Directors with respect to our overall compensation policies; (2) approves the compensation payable to all of our officers; (3) reviews proposed compensation of executives as provided in our executive compensation plan; (4) advises management on all other executive compensation matters as requested; and (5) reports to the board as and when appropriate with respect to all of the foregoing. The compensation committee met once in fiscal 2004.

Audit Committee. The current members of the audit committee are Mr. Richard Murray, Chairman, and Mr. Rick N. Newton. During fiscal 2002 the audit committee met four times. The audit committee assists the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions. For further information see "Audit Committee Report".

Compensation of Directors

Beginning in August of 2004, we agreed to pay each of our directors, whether or not such director also serves as an officer, $1,000 per quarter and issue 500 shares of common stock for each quarter they serve as a director. Directors that serve on committees of the Board are paid an additional $500 per meeting, prior directors were paid $500 per meeting and were each issued 1,500 shares of common stock for each quarter they served as a director.

Executive Compensation

Base Salary.    In evaluating and setting salaries, the committee relies upon periodic surveys that provide data by industry and size of company, as well as knowledge of local pay practices as reported in financial periodicals or through information otherwise accessible to the committee. In evaluating salaries for executive officers, the committee also considers a review of individual performance and a general review of the Company’s financial and stock price performance. The base salary for executive officers is reviewed annually, typically in August. Adjustments in the base salary of executive officers may also be considered at other times during the year if warranted by changing responsibilities or other factors. In light of an equalization of responsibilities among the three executive vice presidents, the committee approved an equalization of their base salaries to the level constituting a slight, less than one percent increase to the mid-range salary among the three executives.

Stock Option Grants.    The Company provides its executive officers with long-term incentives under the 2002 Stock Incentive Plan and predecessor stock option plans. The stock option plans are a tool used to provide incentives that will attract and retain key executives and employees, thereby maximizing shareholder value. The committee relies upon surveys and general familiarity with the proportion of shares available for stock options in similar technology-based companies to determine appropriate grant levels. Typically annual grants to executive officers are made in August of each year, concurrent with the normal annual performance review and any adjustments to base salary as described above. As a further incentive to maximize shareholder value and achieve short-term financial goals of the Company, the Committee also awarded a stock option grant to some of the executive and senior officers. The terms of these options are described above in the table captioned “Option Grants in Last Fiscal Year.”

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. The Compensation Committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit for any individual executive. Stock options granted to our executive officers are designed to qualify for the performance-based exemption.

Compensation Committee
Rick Newton, Chairman
Richard Murray

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are independent in accordance with applicable rules promulgated by the SEC. Each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that Mr. Richard B. Murray is the “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act. A copy of the Audit Committee’s current charter can be found on our website, www.collegepartnership.com. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2004 with the management of the Company. Additionally, the Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm the independent accountants’ independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for fiscal year 2004 filed with the SEC.

Audit Committee
Richard B. Murray, Chairman
Rick Newton

Fees Paid To Auditors
The following table shows the fees paid or accrued by the Company for the audit and other services provided by auditors Hein + Associates, for fiscal years 2004 and 2003.

	2004	2003
Audit Fees	$75,949	$89,501
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Total Fees	$75,949	$89,501

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ACTION 2. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

The Board and the consenting stockholders unanimously adopted and approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 48,000,000 to 75,000,000.  The Company currently has authorized capital stock of 48,000,000 shares and approximately 32,007,417 shares of Common Stock are outstanding as of the Record Date.  The Board of Directors believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions. The amendment to the first paragraph of Article II of our Certificate of Incorporation with respect to this Proposal shall read as follows: "Article II. The amount of total authorized capital stock which the Corporation shall have authority to issue is 75,000,000 shares of common stock, each with $0.001 par value, and 25,000,000 shares or preferred stock, each with $0.001 par value.  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereinafter be amended or supplemented, the Board of Directors may fix and determined the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation."

    The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

    The above is not the Certificate of Incorporation in its entirety but specific language reflecting the amendment to the Certificate of Incorporation, a copy of the Certificate of Incorporation is incorporated by reference and filed as exhibit 3.1 to our 10-KSB filed on November 17, 2003.

ACTION 3.  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF
COMPANY'S  PREFERRED STOCK TO 25,000,000 SHARES

    The Board and the consenting stockholders unanimously adopted and approved an amendment to or certificate of incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 25,000,000.  Pursuant to the laws of the state of Nevada and our Certificate of Incorporation, our Board of Directors currently has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. Currently, we have 2,400,000 shares of preferred stock outstanding. However, the Board of Directors believes that increasing the number of authorized but unissued shares of preferred stock will provide the board with further flexibility to raise capital and to protect the company against unsolicited takeover attempts.  However, when designating and issuing the preferred stock, the Board of Directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the common stockholders.  Additionally, if we issue the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease.

    The amendment to the first paragraph of Article II  our Certificate of Incorporation with respect to this Proposal and Proposal 2 shall read as follows: "Article II. The amount of total authorized capital stock which the Corporation shall have authority to Issue is 75,000,000 shares of common stock, each with $0.001 par value, and 25,000,000 shares of preferred stock, each with $0.001 par value.  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereinafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation."

    The above is not the Certificate of Incorporation in its entirety but reflect the amendment to the Certificate of Incorporation, a copy of the Certificate of Incorporation is incorporated by reference and filed as exhibit 3.1 to our 10-KSB filed on November 17, 2003.

ACTION 4. RATIFICATION OF AMENDMENTS TO THE BY-LAWS

    The Board and the consenting stockholders unanimously adopted and approved to amend the Company's by-laws to reflect the following changes, as contained below.  The followingis not the by-laws in its entirety but specific language reflecting the changes of the by-laws, a copy of the by-laws are incorporated by reference and filed as exhibit 3.4 to our 10-KSB filed on November 17, 2003.

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The following changes were made to the by-laws to provide better clarity of each officer's duties and responsibilities.
4.6. Chairman and Vice-Chairman of the Board of Directors. Except as otherwise voted by the directors, the chairman of the board shall preside at all meetings of the stockholders and directors at which he or she is present and shall have such other powers and duties as the Board of Directors or any duly authorized committee shall from time to time designate. Except where the law provides the signature of the chief executive officer or president is required, the chairman shall possess the same power as the chief executive officer and the president to sign all contracts, certificates and other instruments of the corporation which may be authorized by the Board of Directors. Except as otherwise voted by the directors, the vice-chairman of the board, if any is elected or appointed, shall assume the duties and powers of the chairman of the board in his or her absence and shall otherwise have such duties and powers as shall be designated from time to time by the Board of Directors.

 4.7. Chief Executive Officer. The chief executive officer, if any, shall have, subject to the Board of Directors, general and active management responsibility of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such duties as are conferred upon him or her by these bylaws or as may from time to time be assigned to him or her by the chairman of the board or the Board of Directors. The chief executive officer may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him or her in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. The chief executive officer may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. In the absence or disability of the chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and the Board of Directors. The chief executive officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the laws or the Board of Directors.

 4.8 President. The president, if any, shall perform such duties as are conferred upon him or her by these bylaws or as may from time to time be assigned to him or her by the chairman of the board, the chief executive officer, if any, or the Board of Directors. In the absence or disability of the chairman of the board and the chief executive officer, if any, the president shall preside at all meetings of the stockholders and the Board of Directors.

  4.9 Vice Presidents. The vice-presidents, if any, shall perform such duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the Board of Directors, the chairman of the board, the chief executive officer, if any, or the president, if any.

 4.10 Secretary and Assistant Secretary. The secretary shall record all proceedings of the stockholders, of the Board of Directors and of committees of the Board of Directors in a book or series of books to be kept therefore and shall file therein all writings of, or related to action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or if absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the Board of Directors or the chairman of the board. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the chairman of the board or the secretary.

 4.11 Chief Financial Officer.  The chief financial officer of the corporation shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by the chairman of the board. The chief financial officer shall also be the chief accounting officer for all public filings that require a chief accounting officer's signature.  If no chief financial officer is elected then the Controller shall be the chief accounting officer.

ACTION 5. AMENDMENT TO THE 2002 INCENTIVE PLAN TO INCREASE
THE AUTHORIZED SHARES TO 5,000,000

    On January 21, 2002, the Board previously adopted, and the shareholders subsequently approved, the 2002 Incentive Plan ("2002 Plan"). The Board and the consenting stockholders unanimously adopted and approved to amend the 2002 Plan to increase the authorized shares to 5,000,000. The 2002 Plan has been used to grant incentives such as stock options to the Company's officers and other employees. As originally approved, the 2002 Plan had 3,000,000 shares available for issuance under the 2002 Plan.  As of January 31, 2005, 250,000 shares of stock remain available under the 2002 Plan.  The Board of Directors and the Company's management believe that the effective use of the 2002 Plan will be integral to the Company's success in the future and is vital to its ability to achieve continued strong performance in the future.  The Board of Directors has approved an amendment to the 2002 Plan to increase the aggregate number of shares authorized for issuance under the 2002 Plan to 5,000,000.  The total number of shares remaining for issuance under the 2002 Plan would be 2,250,000 which would ensure that the Company is able to continue to grant awards to employees at levels determined appropriate by the Board of Directors.  The amendment would not change other provisions of the 2002 Plan currently in effect.  Additional information about the 2002 Plan has been provided and is incorporated by reference in our Def 14A filed April 24, 2002.

ACTION 6. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board and the consenting stockholders unanimously adopted and approved Stonefield Josephson, Inc. as our independent auditors for the year ending July 31, 2005.

8

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

- The Company's Annual Report on Form 10-KSB for the peroid ended July 31, 2004.
- The Company's Def 14A  filed April 24, 2002.

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 333 S. Allison Parkway, Suite 100, Lakewood, CO 80226, or by telephone at (303) 804-0155. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

PROPOSALS BY SECURITY HOLDERS

No proposals were presented by shareholders.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Annual Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors.

                        By Order of the Board of Directors,

                                                                                                /s/ John J. Grace
                                                                                                                                                     ---------------------
                                                                                                                                                     John J. Grace
                                                                                                                                                     Chairman of the Board
                                                                                                                                                     Lakewood, Colorado
                                                                                                                                                     February 8, 2005